M  A  C  K  -  C  A  L  I     R  E  A  L  T  Y     C  O  R  P  O  R  A  T  I  O  N

NEWS RELEASE

For Immediate Release

Contact:	Barry Lefkowitz Executive Vice President and Chief Financial Officer (732) 590-1000	Ilene Jablonski Senior Director, Marketing and Public Relations (732) 590-1000

MACK-CALI REALTY CORPORATION
ANNOUNCES THIRD QUARTER RESULTS

Edison, New Jersey—October 28, 2010—Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the third quarter 2010.

Recent highlights include:

-	Reported funds from operations of $0.69 per diluted share;

-	Reported net income of $0.16 per diluted share; and

-	Declared $0.45 per share quarterly cash common stock dividend.

FINANCIAL HIGHLIGHTS

Funds from operations (FFO) available to common shareholders for the quarter ended September 30, 2010 amounted to $64.3 million, or $0.69 per share.  For the nine months ended September 30, 2010, FFO available to common shareholders equaled $197.1 million, or $2.12 per share.

Net income available to common shareholders for the third quarter 2010 equaled $13.0 million, or $0.16 per share. For the nine months ended September 30, 2010, net income available to common shareholders amounted to $46.3 million, or $0.58 per share.

Total revenues for the third quarter 2010 were $198.0 million.  For the nine months ended September 30, 2010, total revenues amounted to $595.3 million.

All per share amounts presented above are on a diluted basis.

The Company had 79,528,151 shares of common stock, 10,000 shares of 8 percent Series C cumulative redeemable perpetual preferred stock ($25,000 liquidation value per share), and 13,007,668 common operating partnership units outstanding as of September 30, 2010. The Company had a total of 92,535,819 common shares/common units outstanding at September 30, 2010.

As of September 30, 2010, the Company had total indebtedness of approximately $2.2 billion, with a weighted average annual interest rate of 6.81 percent.

The Company had a debt-to-undepreciated assets ratio of 38.0 percent at September 30, 2010. The Company had an interest coverage ratio of 2.7 times for the quarter ended September 30, 2010.

"While fundamentals are still under considerable pressure, we've been successful in increasing our occupancy rate, ending the third quarter at 89 percent, up slightly from last quarter. This success is based on our ongoing commitment to offering a superior product, strong sponsorship, and an unmatched tenant-first philosophy," commented Mitchell E. Hersh, president and chief executive officer.

DIVIDENDS

In September, the Company’s Board of Directors declared a cash dividend of $0.45 per common share (indicating an annual rate of $1.80 per common share) for the third quarter 2010, which was paid on October 8, 2010 to shareholders of record as of October 5, 2010.

The Board also declared a cash dividend on the Company’s 8 percent Series C cumulative redeemable perpetual preferred stock ($25 liquidation value per depositary share, each representing 1/100th of a share of preferred stock) equal to $0.50 per depositary share for the period July 15, 2010 through October 14, 2010.  The dividend was paid on October 15, 2010 to shareholders of record as of October 5, 2010.

LEASING INFORMATION

Mack-Cali’s consolidated in-service portfolio was 89.0 percent leased at September 30, 2010, as compared to 88.9 percent leased at June 30, 2010.

For the quarter ended September 30, 2010, the Company executed 147 leases at its consolidated in-service portfolio totaling 1,107,567 square feet, consisting of 896,349 square feet of office space and 211,218 square feet of office/flex space.  Of these totals, 319,659 square feet were for new leases and 787,908 square feet were for lease renewals and other tenant retention transactions.

Highlights of the quarter’s leasing transactions include:

NORTHERN NEW JERSEY:

-
TD Ameritrade Services Company Inc., an online brokerage firm, signed transactions totaling 188,776 square feet consisting of a five-year and four-month renewal for 184,222 square feet and a nine-year and seven-month expansion for 4,554 square feet at Harborside Financial Center Plaza 4A in Jersey City.  Plaza 4A is a 207,670 square-foot office building which is 100 percent leased.

-	The Bank of Tokyo-Mitsubishi UFJ, Ltd., a subsidiary of Mitsubishi UFJ Financial Group, signed a nine-year expansion for 24,607 square feet at Harborside Financial Center Plaza 3 in Jersey City.

-
Also at Harborside Financial Center Plaza 3, Frenkel & Company Inc., international insurance brokers, signed a new 11-year lease for 23,516 square feet.  The 725,600 square-foot office building is 95.5 percent leased.

-
FTI SMG LLC, a global consulting firm, signed transactions totaling 25,398 square feet consisting of a five-year renewal for 22,071 square feet and a four-year and nine-month expansion for 3,327 square feet at 101 Eisenhower Parkway in Roseland.  The 237,000 square-foot office building, located in Eisenhower/280 Corporate Center, is 91.4 percent leased.

-
Regulus Group LLC, payment processing and service provider, signed a two-year renewal for 21,500 square feet at 365 West Passaic Street in Rochelle Park.  The 212,578 square-foot office building is 100 percent leased.

-	Atlas Copco North America LLC, a manufacturer of mining equipment and compressors, signed a new eight-year and two-month lease for 17,620 square feet at 7 Campus Drive in Parsippany.

-
Also at 7 Campus Drive, Ohaus Corporation, a designer, developer and marketer of scales and balances, signed a new five-year and six-month lease for 16,383 square feet.  The 154,395 square-foot office building, located in the Mack-Cali Business Campus, is 77.4 percent leased.

WESTCHESTER COUNTY, NEW YORK:

-
Optical Distributor Group LLC, a contact lens distributor, signed transactions totaling 63,017 square feet consisting of a 10-year renewal for 40,615 square feet and a 13-year expansion for 22,402 square feet at 4 Skyline Drive in Hawthorne.  The 80,600 square-foot office/flex building, located in Mid-Westchester Executive Park, is 100 percent leased.

-
Nextel of New York Inc., a wireless communication supplier, signed a one-year renewal for 30,292 square feet at 565 Taxter Road in Elmsford.  The 170,554 square-foot office building, located in Taxter Corporate Park, is 92.9 percent leased.

-
E & B Giftware LLC, a designer and marketer of niche accessories for the fitness, gift and travel markets, signed a three-year renewal for 28,430 square feet at 4 Executive Plaza in Yonkers.  The 80,000 square-foot office/flex building, located in South Westchester Executive Park, is 100 percent leased.

MANHATTAN, NEW YORK:

-
International AIDS Vaccine Initiative Inc., a global not-for-profit agency, signed a new 15-year and two-month lease for 37,404 square feet at 125 Broad Street.  Mack-Cali’s ownership interests of 524,476 square-feet in the building are 51.5 percent leased.

CONNECTICUT:

-
Flag Capital Management LLC, venture capital managers, signed a five-year and five-month renewal for 18,485 square feet at 1266 East Main Street in Stamford.  The 179,260 square foot office building is 88.8 percent leased.

SUBURBAN PHILADELPHIA:

-
Turner Investment Partners Inc., an investment management firm, signed a five-year and three-month renewal for 39,644 square feet at 1205 Westlakes Drive in Berwyn.  The 130,265 square-foot office building, located in Westlakes Office Park, is 87.6 percent leased.

-
Also in Westlakes Office Park, PNC Bank National Association signed a five-year and five-month renewal for 23,337 square feet at 1000 Westlakes Drive.  The 60,696 square-foot office building is 92.2 percent leased.

WASHINGTON, DC/MARYLAND:

-
RFE/RL, Inc., also known as Radio Free Europe/Radio Liberty, signed a 12-year renewal for 26,856 square feet at 1201 Connecticut Avenue, NW in Washington, DC.  The 169,549 square-foot office building is 100 percent leased.

Included in the Company’s Supplemental Operating and Financial Data for the third quarter 2010 are schedules highlighting the leasing statistics for both the Company’s consolidated and joint venture properties.

The supplemental information is available on Mack-Cali’s website, as follows:
http://www.mack-cali.com/file-uploads/3rd.quarter.sp.10.pdf

ADDITIONAL INFORMATION

The Company expressed comfort with net income and FFO per diluted share for the full year 2010 and 2011, as follows:

	Full Year	Full Year
	2010 Range	2011 Range
Net income available to common shareholders	$0.71 - $0.75	$0.60 - $0.80
Add: Real estate-related depreciation and amortization	2.12	2.15
Deduct: Gain on disposition of rental property	(0.05)	--
Funds from operations available to common shareholders	$2.78 - $2.82	$2.75 - $2.95

These estimates reflect management’s view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and other assumptions/projections. Actual results could differ from these estimates.

An earnings conference call with management is scheduled for today, October 28, 2010 at 10:00 a.m. Eastern Time, which will be broadcast live via the Internet at:
http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=96021&eventID=3390020

The live conference call is also accessible by calling (913) 312-1516 and requesting the Mack-Cali conference call.

The conference call will be rebroadcast on Mack-Cali’s website at http://www.mack-cali.com beginning at 2:00 p.m. Eastern Time on October 28, 2010 through November 4, 2010.

A replay of the call will also be accessible during the same time period by calling (719) 457-0820 and using the pass code 6497782.

Copies of Mack-Cali’s Form 10-Q and Supplemental Operating and Financial Data are available on Mack-Cali’s website, as follows:

Third Quarter 2010 Form 10-Q:
http://www.mack-cali.com/file-uploads/3rd.quarter.10q.10.pdf

Third Quarter 2010 Supplemental Operating and Financial Data:
http://www.mack-cali.com/file-uploads/3rd.quarter.sp.10.pdf

In addition, these items are available upon request from:
Mack-Cali Investor Relations Department
343 Thornall Street, Edison, New Jersey 08837-2206
(732) 590-1000 ext. 1143

INFORMATION ABOUT FFO

Funds from operations (“FFO”) is defined as net income (loss) before minority interest of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from extraordinary items and sales of depreciable rental property (which the Company believes includes unrealized losses on properties held for sale), plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT.  The Company further believes that by excluding the effect of depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.  FFO per share should not be considered as an alternative to net income per share as an indication of the Company’s performance or to cash flows as a measure of liquidity.  FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition.  However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”).  A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.

ABOUT THE COMPANY

Mack-Cali Realty Corporation is a fully-integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio. Mack-Cali owns or has interests in 287 properties, primarily office and office/flex buildings located in the Northeast, totaling approximately 32.9 million square feet. The properties enable the Company to provide a full complement of real estate opportunities to its diverse base of approximately 2,100 tenants.

Additional information on Mack-Cali Realty Corporation is available on the Company’s website at http://www.mack-cali.com.

The information in this press release must be read in conjunction with, and is modified in its entirety by, the Quarterly Report on Form 10-Q (the “10-Q”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”).  In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-Q and the Public Filings.

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Mack-Cali Realty Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts) (unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
Revenues	2010	2009	2010	2009
Base rents	$150,064	$154,337	$452,449	$455,359
Escalations and recoveries from tenants	26,420	24,717	78,376	77,107
Construction services	16,475	7,761	49,694	16,466
Real estate services	2,014	1,808	5,660	6,450
Other income	2,983	3,524	9,145	9,874
Total revenues	197,956	192,147	595,324	565,256

Expenses
Real estate taxes	24,913	23,450	72,986	70,015
Utilities	20,831	17,951	57,066	54,604
Operating services	27,345	24,588	84,099	78,849
Direct construction costs	15,884	7,337	47,588	15,347
General and administrative	8,992	9,816	26,064	30,524
Depreciation and amortization	47,978	51,377	143,942	148,460
Total expenses	145,943	134,519	431,745	397,799
Operating income	52,013	57,628	163,579	167,457

Other (Expense) Income
Interest expense	(36,941)	(35,744)	(113,347)	(101,445)
Interest and other investment income	34	166	73	549
Equity in earnings (loss) of unconsolidated joint ventures	475	635	213	(6,401)
Gain on reduction of other obligations	--	--	--	1,693
Total other (expense) income	(36,432)	(34,943)	(113,061)	(105,604)
Income from continuing operations	15,581	22,685	50,518	61,853
Discontinued Operations:
Income from discontinued operations	--	104	242	158
Realized gains (losses) and unrealized losses on disposition of rental property, net	--	--	4,447	--
Total discontinued operations, net	--	104	4,689	158
Net income	15,581	22,789	55,207	62,011
Noncontrolling interest in consolidated joint ventures	108	213	281	980
Noncontrolling interest in Operating Partnership	(2,150)	(3,399)	(7,047)	(9,905)
Noncontrolling interest in discontinued operations	--	(16)	(668)	(24)
Preferred stock dividends	(500)	(500)	(1,500)	(1,500)
Net income available to common shareholders	$ 13,039	$19,087	$46,273	$51,562

PER SHARE DATA:
Basic earnings per common share	$ 0.16	$ 0.24	$ 0.58	$ 0.71

Diluted earnings per common share	$ 0.16	$ 0.24	$ 0.58	$ 0.71

Basic weighted average shares outstanding	79,304	78,151	79,161	72,889

Diluted weighted average shares outstanding	92,464	92,245	92,467	87,106

Mack-Cali Realty Corporation
Statements of Funds from Operations
(in thousands, except per share/unit amounts) (unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Net income available to common shareholders	$13,039	$19,087	$46,273	$51,562
Add: Noncontrolling interest in Operating Partnership	2,150	3,399	7,047	9,905
Noncontrolling interest in discontinued operations	--	16	668	24
Real estate-related depreciation and amortization on continuing operations (1)	49,062	52,046	147,124	156,719
Real estate-related depreciation and amortization on discontinuing operations	--	453	409	1,358
Deduct: Discontinued operations-Realized (gains) losses and unrealized losses on disposition of rental property	--	--	(4,447)	--
Funds from operations available to common shareholders (2)	$64,251	$75,001	$197,074	$219,568

Diluted weighted average shares/units outstanding (3)	92,464	92,245	92,467	87,106

Funds from operations per share/unit – diluted	$ 0.69	$ 0.81	$ 2.12	$ 2.52

Dividends declared per common share	$ 0.45	$ 0.45	$ 1.35	$ 1.35

Dividend payout ratio:
Funds from operations-diluted	64.76%	55.34%	63.34%	53.56%

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$ 3,855	$ 2,267	$7,968	$ 5,881
Tenant improvements and leasing commissions	$ 9,770	$20,502	$28,322	$36,625
Straight-line rent adjustments (4)	$ 2,069	$ 1,829	$5,385	$ 5,104
Amortization of (above)/below market lease intangibles, net (5)	$ 293	$ 1,170	$1,277	$ 4,824
Gain on reduction of other obligations	--	--	--	$ 1,693
Impairment charge included in equity in earnings (loss) (6)	--	--	--	$ 4,010

(1)
Includes the Company’s share from unconsolidated joint ventures of $1,214 and $1,004 for the quarter ended September 30, 2010 and 2009, respectively, and $3,562 and $8,780 for the nine months ended September 30, 2010 and 2009, respectively.

(2)
Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT) definition.  For further discussion, see “Information About FFO” in this release.

(3)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (13,073 shares and 13,982 shares for the quarter ended quarter ended September 30, 2010 and 2009, respectively, and 13,197 and 14,170 for the nine months ended September 30, 2010 and 2009, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

(4)
Includes the Company’s share from unconsolidated joint ventures of $56 and $31 for the quarter ended September 30, 2010 and 2009, respectively, and $93 and $254 for the nine months ended September 30, 2010 and 2009, respectively.

(5)
Includes the Company’s share from unconsolidated joint ventures of $9 and $2 for the quarter ended September 30, 2010 and 2009, respectively, and $26 and $575 for the nine months ended September 30, 2010 and 2009, respectively.

(6)	Noncontrolling interest in consolidated joint ventures share of loss was $587.

Mack-Cali Realty Corporation
Statements of Funds from Operations Per Diluted Share and Funds from Operations Excluding Certain Non-Cash Items Per Diluted Share
(amounts are per diluted share, except share count in thousands) (unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Net income available to common shareholders	$ 0.16	$ 0.24	$ 0.58	$ 0.71
Add: Real estate-related depreciation and amortization on continuing operations (1)	0.53	0.56	1.59	1.80
Real estate-related depreciation and amortization on discontinued operations	--	--	--	0.02
Deduct: Realized (gains) losses and unrealized losses on disposition of rental property	--	--	(0.05)	--
Noncontrolling interest / rounding adjustment	--	0.01	--	(0.01)
Funds from operations available to common shareholders (2)	$ 0.69	$ 0.81	$ 2.12	$ 2.52
Add: Non-cash impairment charge from equity in earnings (loss) in unconsolidated joint ventures	--	--	--	0.04
Deduct: Non-cash gain from reduction of other obligations	--	--	--	(0.02)
FFO Excluding Items	$ 0.69	$ 0.81	$ 2.12	$ 2.54

Dividend payout ratio for FFO Excluding Items	64.76%	55.34%	63.34%	53.14%

Diluted weighted average shares/units outstanding (3)	92,464	92,245	92,467	87,106

(1)
Includes the Company’s share from unconsolidated joint ventures of $0.01 and $0.01 for the quarter ended September 30, 2010 and 2009, respectively, and $0.04 and $0.10 for the nine months ended September 30, 2010 and 2009, respectively.

(2)
Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT) definition.  For further discussion , see “Information About FFO” in this release.

(3)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (13,073 shares and 13,982 shares for the quarter ended September 30, 2010 and 2009, respectively, and 13,197 shares and 14,170 for the nine months ended September 30, 2010 and 2009, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

Mack-Cali Realty Corporation
Consolidated Balance Sheets
(in thousands, except share amounts) (unaudited)

	September 30,	December 31,
	2010	2009
Assets:
Rental property
Land and leasehold interests	$ 770,166	$ 771,794
Buildings and improvements	3,958,379	3,948,509
Tenant improvements	457,040	456,547
Furniture, fixtures and equipment	9,380	9,358
	5,194,965	5,186,208
Less-accumulated deprec. & amort.	(1,247,577)	(1,153,223)
Net investment in rental property	3,947,388	4,032,985
Cash and cash equivalents	105,812	291,059
Investments in unconsolidated joint ventures	36,000	35,680
Unbilled rents receivable, net	124,566	119,469
Deferred charges and other assets, net	212,679	213,674
Restricted cash	18,036	20,681
Accounts receivable, net	14,691	8,089

Total assets	$4,459,172	$4,721,637

Liabilities and Equity:
Senior unsecured notes	$1,433,191	$1,582,434
Mortgages, loans payable and other obligations	732,969	755,003
Dividends and distributions payable	42,141	42,109
Accounts payable, accrued expenses and other liabilities	106,347	106,878
Rents received in advance and security deposits	49,713	54,693
Accrued interest payable	18,901	37,330
Total liabilities	2,383,262	2,578,447
Commitments and contingencies

Equity:
Mack-Cali Realty Corporation stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized, 10,000
and 10,000 shares outstanding, at liquidation preference	25,000	25,000
Common stock, $0.01 par value, 190,000,000 shares authorized,
79,528,151 and 78,969,752 shares outstanding	795	789
Additional paid-in capital	2,290,315	2,275,716
Dividends in excess of net earnings	(530,970)	(470,047)
Total Mack-Cali Realty Corporation stockholders’ equity	1,785,140	1,831,458

Noncontrolling interests in subsidiaries:
Operating Partnership	287,890	308,703
Consolidated joint ventures	2,880	3,029
Total noncontrolling interests in subsidiaries	290,770	311,732

Total equity	2,075,910	2,143,190

Total liabilities and equity	$4,459,172	$4,721,637